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                                                                     Exhibit 21

                           HEALTHDYNE TECHNOLOGIES
                                 SUBSIDIARIES
                                March 28, 1997



        Name                               Jurisdiction of Incorporation
        ----                               -----------------------------

        Fiberoptic Medical Products, Inc.  Pennsylvania
        Healthdyne International, S. A.    Belgium
              Apreco Technologies, S.A.    Belgium
        HealthScan Products, Inc.          New Jersey
        Healthdyne U.K. Limited            United Kingdom